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Simmons Company
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                                                          CONTACT:
                                                          JOSEPH W. MCDONNELL
                                                          BROADGATE
CONSULTANTS                                               212-232-2222
FOR IMMEDIATE RELEASE
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                    SIMMONS COMPANY NAMES NEW CHIEF EXECUTIVE
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ATLANTA, JANUARY 4, 2000--Privately held Simmons Company, a branded bedding company, today announced that Charles R. Eitel has been appointed Chairman and Chief Executive Officer, effective immediately. He replaces Zenon Nie, who resigned to pursue other opportunities.

         Mr. Eitel, the former President and Chief Operating Officer of Interface, Inc., a leading global manufacturer and marketer of floorcoverings, interior fabrics and architectural raised floors, has a track record of growing successful businesses. Earlier in his career, Mr. Eitel served as the President and Chief Executive Officer of Collins & Aikman Floorcoverings, Carriage Industries and Coronet Carpets.

         Founded in 1871, Simmons is a leading manufacturer and distributor of premium branded bedding products in the U.S. and the world leader in Pocketed Coil(TM) innerspring technology. The company designs, manufactures, distributes and licenses a broad range of mattresses, box springs, bedding frames and sleep accessories under well recognized brand names, including Simmons(R), Beautyrest(R), BackCare(R), Connoisseur Collection, and Maxipedic(R). Simmons' product lines are sold throughout the U.S. in specialty sleep shops, department and furniture stores and other retail outlets, and around the world through international licensing agreements. The Company manufactures its products in 18 facilities



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Simmons Company
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in the U.S. and licenses its products in 17 countries on five continents. Simmons employs 2,800 people.








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